Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-207640) on Form S-8 of our report dated June 9, 2022, with respect to the financial statements and financial statement schedule of Schedule H, line 4i - Schedule of Assets (Held at End of Year) of Thoroughbred Retirement Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies.

/s/ KPMG LLP
KPMG LLP
Atlanta, Georgia
June 9, 2022